Exhibit 1.1

AGREE REALTY CORPORATION

$350,000,000 2.900% Notes due 2030

UNDERWRITING AGREEMENT

August 12, 2020

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

As Representatives of the several Underwriters named in Schedule I

Ladies and Gentlemen:

Agree Limited Partnership, a Delaware limited partnership (the “Issuer”), Agree Realty Corporation, a Maryland corporation (the “Parent”), and each subsidiary of the Parent listed on Schedule III hereto as being a Subsidiary Guarantor (such subsidiaries, collectively, the “Subsidiary Guarantors” and together with the Parent, each a “Guarantor” and collectively the “Guarantors”), confirm their agreement with each of the Underwriters named in Schedule I hereto (collectively, the “Underwriters,” which term shall also include any underwriter hereinafter substituted as provided in Section 11 hereof), for whom Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are acting as representatives (in such capacity, if and as applicable, the “Representatives”) with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $350,000,000 aggregate principal amount of the Issuer’s 2.900% Notes due 2030 (the “Notes”), to be issued pursuant to an indenture (as amended and supplemented, the “Indenture”), to be dated August 17, 2020, among the Issuer, the Parent, in its capacity as a Guarantor, and U.S. Bank National Association, as trustee (the “Trustee”), and guaranteed by the Guarantors. The respective amount of the Notes to be purchased by the several Underwriters is set forth opposite their names on Schedule I hereto.

1.                  Registration Statement and Prospectus. The Issuer and the Parent have prepared and filed on May 27, 2020 with the United States Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a shelf registration statement on Form S-3 (File No. 333-238729) under the Act (“Registration Statement 333-238729”), including a combined prospectus contained therein (the “Basic Prospectus”), relating to the issuance and sale of certain debt securities to be issued by the Issuer, including the Notes, and guarantees of debt securities of the Issuer by the Parent (the “Parent Guarantee”), and the Issuer and the Guarantors have prepared and filed on August 12, 2020 with the Commission an amendment to Registration Statement 333-238729 (the “Registration Statement Amendment”) to register the guarantees of the Subsidiary Guarantors (the “Subsidiary Guarantees” and together with the Parent Guarantee, the “Guarantees”). The Issuer has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a supplement to the prospectus included in such registration statement (the “Prospectus Supplement”) specifically relating to the Notes and the plan of distribution thereof pursuant to Rule 424. Each of Registration Statement 333-238729 and the Registration Statement Amendment was automatically effective upon filing pursuant to Rule 462(e) under the Act. Except where the context otherwise requires, Registration Statement 333-238729, on each date and time that such registration statement and any post-effective amendment or amendments thereto, including without limitation, the Registration Statement Amendment, became or becomes effective (each, an “Effective Date”), including all exhibits filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) and deemed part of such amended registration statement by virtue of Rule 430B (the “Rule 430B Information”), collectively, are herein called the “Registration Statement,” and the Basic Prospectus, as supplemented by the final Prospectus Supplement, in the form first used by the Issuer in connection with confirmation of sales of the Notes, is herein called the “Prospectus”; and the term “Preliminary Prospectus” means each preliminary form of the Prospectus Supplement used in connection with the offering of the Notes that omitted Rule 430B Information, including the related Basic Prospectus in the form first filed by the Issuer and the Parent pursuant to Rule 424(b). The Basic Prospectus together with the Preliminary Prospectus, as amended or supplemented, immediately prior to the Applicable Time is hereafter called the “Pricing Prospectus,” and any “issuer free writing prospectus” (as defined in Rule 433) relating to the Notes is hereafter called an “Issuer Free Writing Prospectus.” The “Applicable Time” shall mean 2:55  p.m. (Eastern Time) on August 12, 2020 or such other time as agreed by the Issuer and the Representatives. The Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses, if any, listed in Schedule II hereto or that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package is hereafter collectively called the “Disclosure Package.” Any reference in this Agreement to the Registration Statement, the Disclosure Package, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act (the “Incorporated Documents”), as of each Effective Date or the Applicable Time or the date of the Prospectus, as the case may be (it being understood that the several specific references in this Agreement to documents incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any other definition herein). For purposes of this Agreement, all references to the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated” or “described” in the Registration Statement, the Disclosure Package or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus shall be deemed to include the filing after the Applicable Time of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be.

2.                  Agreement to Sell and Purchase.

(a)            On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to issue and sell to each Underwriter, severally and not jointly, and each Underwriter agrees to purchase from the Issuer, at a purchase price of 99.277% of the principal amount thereof, plus accrued interest, if any, from August 17, 2020 to the Closing Date, the principal amount of Notes set forth opposite their respective names on Schedule I hereto.

3.                  Offering by Underwriters. It is understood that the Underwriters propose to offer the Notes for sale to the public as soon after this Agreement has become effective as in their judgment is advisable and initially to offer the Notes upon the terms set forth in the Prospectus.

The Underwriters represent and agree that, unless they have or shall have obtained, as the case may be, the prior written consent of the Issuer, the Underwriters have not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” as defined in Rule 405, a “Free Writing Prospectus”) required to be filed by the Issuer with the Commission or retained by the Issuer under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of any Free Writing Prospectuses listed in Schedule II hereto and any electronic road show.

4.                  Delivery of the Notes and Payment Therefor. Delivery of and payment for the Notes shall be made at 10:00 a.m., New York City time, on August 17, 2020, or at such time on such later date not more than five (5) Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by mutual written agreement of the Representatives and the Issuer (such date and time of delivery and payment for the Notes being herein called the “Closing Date”) (or at such other time on the same or on such other date, in any event not later than the third Business Day thereafter, as the Representatives and the Issuer may agree in writing). Delivery of the Notes shall be made against payment by the Underwriters of the purchase price thereof, to or upon the order of the Issuer by wire transfer payable in immediately available funds to an account specified by the Issuer. The Notes will be delivered to the Representatives through the facilities of The Depository Trust Company (“DTC”). The Notes shall be global notes registered in the name of Cede & Co., as nominee for DTC. The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. The number and denominations of definitive notes so delivered shall be as specified by DTC. The definitive notes for the Notes will be made available for inspection by the Representatives at the offices of Honigman LLP, not later than 5:00 p.m., New York City time, on the Business Day before the Closing Date, or such other date, time and place as the Representatives and the Issuer may agree.

5.                  Agreements of the Issuer and the Guarantors. The Issuer and the Guarantors, jointly and severally, agree with each Underwriter as follows:

(a)            If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Notes may commence, each of the Issuer and the Guarantors will use its best efforts to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, immediately after such post-effective amendment has become effective.

(b)            If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would (x) include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading or (y) conflict with the information contained in the Registration Statement, the Issuer and the Guarantors will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement, omission or conflicting information; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(c)            The Issuer and the Guarantors will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing: (i) of any review, issuance of comments or request by the Commission or its staff on or for an amendment of or a supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information regarding the Issuer, the Guarantors, their respective affiliates or any filings with the Commission, whether or not such filings are incorporated by reference into the Registration Statement, any Preliminary Prospectus or the Prospectus; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Notes for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose or any examination pursuant to Section 8(e) of the Act relating to the Registration Statement or Section 8A of the Act in connection with the offering of the Notes; (iii) of the receipt by the Issuer or any Guarantor of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and (iv) within the period of time referred to in the first sentence in subsection (f) below, of any change in the Issuer’s or any Guarantor’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which results in any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) being untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Issuer and the Guarantors will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

(d)            On request, the Issuer and the Guarantors will furnish to the Representatives and counsel to the Underwriters, without charge: (i) one (1) signed copy of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement; (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as the Representatives may request; (iii) such number of copies of the Incorporated Documents, without exhibits, as the Representatives may request; and (iv) one (1) copy of the exhibits to the Incorporated Documents.

(e)            Neither the Issuer nor any Guarantor will file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in subsection (f) below, file any document which upon filing becomes an Incorporated Document, of which the Representatives shall not previously have been advised or to which, after the Representatives shall have received a copy of the document proposed to be filed, the Representatives shall reasonably object; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Issuer and the Guarantors will give the Representatives notice of its intention to make any other filing pursuant to the Exchange Act from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing.

(f)             After the execution and delivery of this Agreement and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered (or in lieu thereof, the notice referred to in Rule 173(a)) in connection with sales by the Underwriters or any dealer (including circumstances where such requirement may be satisfied pursuant to Rule 172), each of the Issuer and the Guarantors will file promptly all reports and any definitive proxy or information statements required to be filed by the Issuer or the Guarantors with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and will expeditiously deliver to the Underwriters and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto), any Preliminary Prospectus and any Issuer Free Writing Prospectus as each Underwriter may request. Each of the Issuer and the Guarantors consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Notes are offered by the Underwriters and by all dealers to whom Notes may be sold, both in connection with the offering and sale of the Notes and for such period of time thereafter as the Prospectus is required by the Act to be delivered (or in lieu thereof, the notice referred to in Rule 173(a)) in connection with sales by the Underwriters or any dealers. If during such period of time: (i) any event shall occur as a result of which, in the judgment of the Issuer and the Guarantors, or in the opinion of counsel for the Underwriters, the Prospectus as supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading; or (ii) if it is necessary to supplement the Prospectus or amend the Registration Statement (or to file under the Exchange Act any document which, upon filing, would become an Incorporated Document) in order to comply with the Act, the Exchange Act or any other law, the Issuer and the Guarantors will promptly notify the Representatives of such event and forthwith prepare and, subject to the provisions of paragraph (e) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Issuer and the Representatives agree that the Prospectus should be amended or supplemented, the Issuer, if requested by the Representatives, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

(g)            Each of the Issuer and the Guarantors will: (i) cooperate with the Underwriters and their counsel in connection with the registration or qualification of the Notes for offering and sale by the Underwriters and by dealers under the securities or blue sky laws of such jurisdictions as the Underwriters may designate; (ii) maintain such qualifications in effect so long as required for the distribution of the Notes; and (iii) file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Issuer or any Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

(h)            Unless the Issuer or the Guarantors have or shall have obtained the prior written consent of the Representatives, each of the Issuer and the Guarantors has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Issuer or the Guarantors with the Commission or retained by the Issuer or the Guarantors under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses listed in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Issuer and the Guarantors is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Issuer and the Guarantors agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)              The Issuer and the Guarantors will make generally available to its security holders and to the Underwriters as soon as practicable, but in no event later than fifteen (15) months after the end of the Parent’s current fiscal quarter, a consolidated earnings statement of the Parent, which need not be audited, covering a 12-month period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158.

(j)              During the period commencing on the date hereof and ending on the date occurring three (3) years hereafter, the Issuer and the Guarantors will furnish to the Underwriters: (i) as soon as available, if requested, a copy of each report of the Parent mailed to stockholders or filed with the Commission that is not publicly available on EDGAR or the Parent’s website; and (ii) from time to time such other information concerning the Issuer or the Guarantors as the Representatives may reasonably request.

(k)             The Issuer and the Guarantors shall reimburse the Underwriters for reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith if this Agreement is terminated pursuant to any provisions hereof or if this Agreement is terminated by the Representatives because of any inability, failure or refusal on the part of the Issuer or the Guarantors to comply with the terms or fulfill any of the conditions of this Agreement.

(l)              The Issuer will apply the net proceeds from the sale of the Notes in the manner specified in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(m)           If Rule 430A, 430B or 430C is employed, the Issuer will timely file the Prospectus pursuant to Rule 424(b) and will advise the Representatives of the time and manner of such filing.

(n)             Neither the Issuer nor any affiliate of the Issuer has taken, nor will the Issuer or any affiliate of the Issuer take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Notes.

(o)            The Parent will use its best efforts to continue to qualify as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), so long as its Board of Directors deems it in the best interest of the Parent’s stockholders to remain so qualified.

(p)            Each of the Issuer and the Guarantors will use all reasonable best efforts to do or perform all things required to be done or performed by the Issuer and the Guarantors prior to the Closing Date to satisfy all conditions precedent to the delivery of the Notes pursuant to this Agreement.

(q)            Neither the Issuer nor the Guarantors will , without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuer or the Guarantors or any affiliate of the Issuer or the Guarantors, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position (within the meaning of Section 16 of the Exchange Act), on any debt securities or guarantees thereon (other than the Notes and the Guarantees); or publicly announce an intention to effect any such transaction, until after the Closing Date.

(r)             Each of the Issuer and the Guarantors will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and will use its reasonable best efforts to cause its directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(s)             The Issuer and the Guarantors will file any Issuer Free Writing Prospectus to the extent required by Rule 433 within the time period required by such rule. The Issuer will retain, pursuant to reasonable procedures developed in good faith, copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433(g).

6.                  Representations and Warranties of the Issuer and the Guarantors. The Issuer and the Guarantors, jointly and severally, represent, warrant and covenant to each Underwriter as follows:

(a)            The Basic Prospectus and each Preliminary Prospectus, if any, included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424, complied when so filed in all material respects with the provisions of the Act.

(b)            No order preventing or suspending the use of the Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus included in the Disclosure Package, at the time of filing thereof, complied in all material respects with the Act, and the Preliminary Prospectus, as of its date and as of the date hereof, did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty contained in this Section 6(a) does not apply to statements in or omissions from the Preliminary Prospectus made in reliance upon and in conformity with the Underwriters Content (as defined below).

(c)               (i) At the original effectiveness of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Act, and (iv) as of the Applicable Time, the Parent was and is a “well-known seasoned issuer” (as defined in Rule 405).

(d)            The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Notes and the Guarantees have been and remain eligible for registration by the Issuer and the Guarantors on such automatic shelf registration statement. The Registration Statement has become effective under the Act. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Act against the Issuer or any Guarantor or related to the offering of the Notes has been initiated or, to the knowledge of the Issuer and the Guarantors, threatened by the Commission; the Registration Statement, as of the date hereof, and any post-effective amendment thereto, as of its applicable effective date, and at each deemed effective date with respect to the Underwriters pursuant to paragraph (f)(2) of Rule 430B, complied and will comply in all material respects with the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Issuer nor any Guarantor has received from the Commission any notice objecting to the use of the shelf registration statement form. On the date that the Registration Statement, any post-effective amendment or amendments thereto became or will become effective and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act. The Indenture has been qualified under the Trust Indenture Act. The representation and warranty contained in this Section 6(d) does not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) statements in or omissions from the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with the Underwriters Content.

(e)            (i) The Disclosure Package, and (ii) each electronic road show, if any, when taken together as a whole with the Disclosure Package, did not at the Applicable Time and will not on the Closing Date contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with the Underwriters Content.

(f)             (i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Notes and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Parent was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Parent be considered an Ineligible Issuer.

(g)            Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any Incorporated Document and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriters Content.

(h)            The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. No such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(i)              (i) The Notes have been duly and validly authorized and, when executed and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement on the Closing Date, will be validly issued pursuant to the Indenture, will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, will be entitled to the benefits of the Indenture and will conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; and (ii) each Guarantee has been duly and validly authorized and will on the Closing Date constitute the valid and legally binding obligation of the applicable Guarantor enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, will be entitled to the benefits of the Indenture and will conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(j)              Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Issuer under the Act (other than those that have been waived).

(k)            The Parent is a corporation and the Issuer is a limited partnership, each of which is duly organized, validly existing and in good standing under the laws of the state of its formation, with full corporate or partnership power, as applicable, and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and each is duly registered and qualified to conduct its business, and is in good standing, in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not reasonably be expected to have a material adverse effect on the condition (financial or other), prospects, earnings, business, properties, net worth or results of operations of the Parent and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(l)              Each Subsidiary Guarantor and each of the other subsidiaries of the Parent (other than the Issuer) is a corporation, limited liability company, limited partnership or trust, as applicable, duly organized, validly existing and in good standing under the laws of the state of its formation, as set forth on Schedule III hereto, except where the failure to be in good standing would not result in a Material Adverse Effect, with full corporate, limited liability company, partnership or trust power, as applicable, and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and each is duly registered and qualified to conduct its business, and is in good standing, in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(m)            Neither the Parent, nor the Issuer nor any of their subsidiaries does any business in Cuba.

(n)            Other than as set forth on Schedule III hereto, neither the Issuer nor any Guarantor has any subsidiary or subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business association. The issued shares of capital stock of each of the Guarantor’s subsidiaries (including the equity interests of the Issuer) have been duly authorized and validly issued, are fully paid and nonassessable and are owned legally and beneficially by such Guarantor free and clear of any security interests, liens, encumbrances, equities or claims, except as disclosed in the Registration Statement, the Disclosure Package, and the Prospectus.

(o)            There are no legal or governmental actions, suits, inquiries, investigations or proceedings pending or, to the knowledge of the Issuer or any Guarantor, threatened, against the Issuer, any Guarantor or any of their subsidiaries, or to which the Issuer, any Guarantor or any properties of the Issuer, the Guarantors or any of their subsidiaries is subject, that (A) are required to be described in the Registration Statement, the Disclosure Package or the Prospectus but are not described as required; (B) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; or (C) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto). There are no statutes, regulations, off-balance sheet transactions, contingencies or agreements, contracts, indentures, leases or other instruments or documents of a character that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as an exhibit to the Registration Statement or any Incorporated Document that are not described, filed or incorporated as required by the Act or the Exchange Act (and the Pricing Prospectus contains or incorporates by reference in all material respects the same description of the foregoing matters contained in the Prospectus). The statements in the Registration Statement, the Disclosure Package, and the Prospectus under the heading “Material Federal Income Tax Considerations” fairly summarize the matters therein described.

(p)            None of the Issuer, the Guarantors or any of their subsidiaries is: (A) in violation of (i) its respective articles of incorporation, partnership agreement, operating agreement or by-laws (or analogous governing instruments), (ii) any law, ordinance, administrative or governmental rule or regulation applicable to the Issuer, the Guarantors or any of their subsidiaries, except in the case of clause (ii), which violation would not reasonably be expected to have a Material Adverse Effect, or (iii) any decree of any court or governmental agency or body having jurisdiction over the Issuer, the Guarantors or their subsidiaries; or (B) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), in default in any material respect in the performance of any obligation, agreement, condition or covenant (financial or otherwise) contained in any bond, debenture, note or any other evidence of indebtedness or in any Material Agreement (as defined below), indenture, lease or other instrument to which the Issuer, the Guarantors or any of their subsidiaries is a party or by which the Issuer, Guarantors or any of their subsidiaries or any of their respective properties may be bound, and, to the Issuer’s and the Guarantor’s knowledge, no such default is expected. All agreements, contracts or other arrangements that are material to the Issuer and the Guarantors are set forth on Schedule IV of this Agreement (the “Material Agreements”).

(q)            (A) As of the date of this Agreement, the Parent owns either directly or indirectly through its subsidiaries, 954 properties (the “Properties”). To the Issuer’s and the Guarantors’ knowledge, none of the Issuer, the Guarantors or any of their subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning any of their Properties, which violation would reasonably be expected to have a Material Adverse Effect; (B) to the Issuer’s and the Guarantors’ knowledge, each of the Properties complies with all applicable zoning laws, ordinances and regulations in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of such Properties and will not result in a forfeiture or reversion of title thereof; (C) none of the Issuer, the Guarantors or any of their subsidiaries has received from any governmental authority any written notice of any condemnation of, or zoning change affecting any of, the Properties, and neither the Issuer nor any Guarantor knows of any such condemnation or zoning change which is threatened and which if consummated would reasonably be expected to have a Material Adverse Effect; (D) the leases under which the Guarantors or any of their subsidiaries leases the Properties as lessor (the “Leases”) are in full force and effect and have been entered into in the ordinary course of business of such entity, except as would not reasonably be expected to have a Material Adverse Effect; (E) the Guarantors and each of their subsidiaries has complied with its respective obligations under the Leases in all material respects and the Guarantors do not know of any default by any other party to the Leases which, alone or together with other such defaults, would reasonably be expected to have a Material Adverse Effect; and (F) all liens, charges, encumbrances, claims or restrictions on or affecting the assets (including the Properties) of the Guarantors and their subsidiaries that are required to be disclosed in the Registration Statement, the Disclosure Package and the Prospectus are disclosed therein.

(r)             Neither the issuance and sale of the Notes, the execution, delivery or performance of this Agreement by the Issuer or the Guarantors, nor the consummation by the Issuer or the Guarantors of the transactions contemplated hereby (including the application of the proceeds from the sale of the Notes as described in the Registration Statement, the Disclosure Package and the Prospectus): (A) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Notes under the Act and compliance with the securities or blue sky laws of various jurisdictions), or conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under, the articles of incorporation or by-laws (or analogous governing documents) of the Issuer, the Guarantors or any of their subsidiaries; or (B) (i) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Issuer, the Guarantors or any of their subsidiaries is a party or by which the Issuer or any Guarantors or any properties of the Issuer or the Guarantors or any of their subsidiaries may be bound, except as would not reasonably be expected to have a Material Adverse Effect, or (ii) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Issuer, any Guarantor or any of their subsidiaries or any properties of the Issuer, the Guarantors or any of their subsidiaries, or (iii) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer, the Guarantors or any of their subsidiaries pursuant to the terms of any agreement or instrument to which the Issuer, any Guarantor or any of their subsidiaries is a party or by which the Issuer, the Guarantors or any of their subsidiaries may be bound, or to which any property or assets of the Issuer, the Guarantors or any of their subsidiaries is subject.

(s)             To the Issuer’s and the Guarantors’ knowledge, Grant Thornton LLP, who has certified or shall certify the financial statements and schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), is and was, as of the date of this Agreement and during the periods covered by the financial statements on which Grant Thornton LLP reported, an independent registered public accounting firm with respect to the Parent as required by the Act and the Exchange Act and the applicable published rules and regulations thereunder and by the Public Company Accounting Oversight Board (“PCAOB”).

(t)              The historical financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial position, results of operations and changes in financial position of the Parent and its subsidiaries on the basis stated in the Registration Statement and the Incorporated Documents at the respective dates or for the respective periods to which they apply. Such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. The other historical financial and statistical information and data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with the audited financial statements, included or incorporated in the Registration Statement, the Disclosure Package and the Prospectus, and the books and records of the Parent and its subsidiaries. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in, or incorporated by reference into, the Registration Statement, the Disclosure Package or the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis and otherwise have been prepared in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired. Any pro forma financial statements and other pro forma financial information included, or incorporated by reference in, the Registration Statement, Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the Disclosure Package and the Prospectus. Any pro forma financial statements included in the Registration Statement, the Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act. The Issuer and the Guarantors have filed with the Commission all financial statements, together with related schedules and notes, required to be filed pursuant to Regulation S-X under the Act. Any disclosures contained or incorporated in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance in all material respects with the Commission’s rules and guidelines applicable thereto.

(u)            (i) The Issuer has the partnership power to issue, sell and deliver the Notes as provided herein; the execution and delivery of, and the performance by the Issuer of its obligations under, this Agreement have been duly and validly authorized by the Issuer, and this Agreement has been duly executed and delivered by the Issuer and constitutes the valid and legally binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity and to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws; (ii) the Guarantors have the corporate or limited liability company power, as applicable, to issue and deliver the Guarantees as provided herein; the execution and delivery of, and the performance by the Guarantors of their respective obligations under, this Agreement have been duly and validly authorized by the respective Guarantors, and this Agreement has been duly executed and delivered by the Guarantors and constitutes the valid and legally binding agreement of the Guarantors, enforceable against the Guarantors in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity and to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(v)            Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), (A) none of the Issuer, the Guarantors or any of their subsidiaries has incurred any liability or obligation (financial or other), direct or contingent, or entered into any transaction (including any off-balance sheet activities or transactions), not in the ordinary course of business, that is material to the Parent and its subsidiaries, as a whole; (B) there has not been any material change in the capital stock, or partnership interests, as the case may be, or material increase in the short-term debt or long-term debt (including any off-balance sheet activities or transactions), of any of the Issuer or the Guarantors or the occurrence of or any development which may reasonably be expected to result in a Material Adverse Effect; and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with the past practice, there has been no dividend or distribution of any kind declared, paid or made by the Parent on any class of its capital stock.

(w)          The Issuer, the Guarantors and each of their subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by each of them (including the Properties), free and clear of all liens, claims, security interests or other encumbrances that would materially and adversely affect the value thereof or materially interfere with the use made or presently contemplated to be made thereof by them as described in the Registration Statement, the Disclosure Package and the Prospectus, except such as are described in the Registration Statement, the Disclosure Package and the Prospectus, or in any document filed as an exhibit to the Registration Statement, and each property described in the Registration Statement, the Disclosure Package and the Prospectus as being held under lease by the Issuer or the Guarantors or any of their subsidiaries is held by such entity under a valid, subsisting and enforceable lease.

(x)            The “significant subsidiaries” of the Parent as defined in Section 1-02(w) of Regulation S-X of the Act are set forth in Schedule III hereto (the “Significant Subsidiaries”).

(y)            None of the Issuer or the Guarantors has distributed and, prior to the later to occur of (x) the Closing Date and (y) completion of the distribution of the Notes, will distribute, any offering material in connection with the offering and sale of the Notes other than the Registration Statement, the Disclosure Package or the Prospectus. None of the Issuer or the Guarantors has , directly or indirectly: (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Notes; or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Issuer.

(z)            The Issuer, the Guarantors and each of their subsidiaries possess all certificates, permits, licenses, franchises and authorizations of governmental or regulatory authorities (the “permits”) as are necessary to own their respective properties and to conduct their respective businesses in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, where such failure to possess could have, individually or in the aggregate, a Material Adverse Effect, subject to such qualifications as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus. The Issuer, the Guarantors and each of their subsidiaries has fulfilled and performed all of their respective material obligations with respect to such permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which would result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(aa)         The Parent has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are designed to ensure that information required to be disclosed by the Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Parent’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Parent maintains a system of internal control over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and which includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Parent, including its consolidated subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the Issuer, the Guarantors and each of their subsidiaries are being made only in accordance with the authorization of management, (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use or dispositions of assets that could have a material effect on the financial statements, and (iv) provide reasonable assurance that the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s disclosure controls and procedures have been evaluated for effectiveness as of the end of the period covered by the Company’s most recently filed periodic report on Form 10-Q or 10-K, as the case may be, which precedes the date of the Prospectus and were effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its internal control over financial reporting, the Parent was not aware of (i) any material weaknesses in the design or operation of internal control over financial reporting, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Parent’s internal control over financial reporting. There has been no change in the Parent’s internal control over financial reporting that has occurred during its most recently completed fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Parent’s internal control over financial reporting, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(bb)         There is and has been no failure on the part of the Parent or any of the Parent’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans to insiders and Sections 302 and 906 related to certifications.

(cc)          To the Issuer’s and the Guarantors’ knowledge, none of the Issuer, the Guarantors or any of their subsidiaries nor any employee or agent of the Issuer, any Guarantor or any of their subsidiaries has made any payment of funds of the Issuer or the Guarantors or any of their subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus.

(dd)         None of the Issuer, the Guarantors or any of their subsidiaries nor, to the knowledge of the Issuer and the Guarantors, any director, officer, agent, employee or affiliate of the Issuer, the Guarantors or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Issuer, the Guarantors, their subsidiaries and, to the knowledge of the Issuer and the Guarantors, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ee)          The operations of the Issuer, the Guarantors and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer, the Guarantors or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer or the Guarantors, threatened.

(ff)           None of the Issuer, the Guarantors, or any of their subsidiaries or, to the knowledge of the Issuer or the Guarantors, any director, officer, agent, employee, affiliate or  representative of the Issuer, the Guarantors or any of their subsidiaries is an individual or entity (“Person”) currently the subject or target of any  sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Issuer or any Guarantor located, organized or resident in a country or territory that is the subject of Sanctions; and none of the Issuer and the Guarantors will directly or indirectly use the proceeds from the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of  Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(gg)         No labor problem or dispute with the employees of the Issuer or the Guarantors and/or any of their subsidiaries or, to the Issuer’s or Guarantors’ knowledge, any of the Issuer’s or the Guarantors’ or their subsidiaries’ principal suppliers, contractors or customers, exists, is threatened or imminent that could result in a Material Adverse Effect. To the Issuer’s and the Guarantors’ knowledge, no labor problem or dispute with the Issuer’s or the Guarantors’ or their subsidiaries’ tenants exists, is threatened or imminent that could result in a Material Adverse Effect.

(hh)         Each of the Issuer, the Guarantors and their subsidiaries has timely filed all foreign, federal, state and local tax returns that are required to be filed, which returns are complete and correct, or has requested extensions thereof (except in any case in which the failure to so file timely would not reasonably be expected to have a Material Adverse Effect and except as set forth in the Registration Statement, the Disclosure Package and the Prospectus) and has paid all material taxes required to be paid by it and any material other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith. The Parent has made appropriate provisions in the Parent’s financial statements that are incorporated by reference into the Registration Statement (or otherwise described in the Registration Statement, the Disclosure Package and the Prospectus) in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Issuer, the Guarantors and their subsidiaries has not been finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(ii)            No holder of any security of the Issuer or any Guarantor has any right to require registration of the Notes or any other security of the Issuer or any Guarantor because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement, which right has not been waived in connection with the transactions contemplated by this Agreement.

(jj)            The Issuer, the Guarantors and their subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by them or necessary for the conduct of their respective businesses. Neither the Issuer nor any of the Guarantors is aware of any claim to the contrary or any challenge by any other person to the rights of the Issuer, the Guarantors and their subsidiaries with respect to the foregoing that would reasonably be expected to have a Material Adverse Effect.

(kk)          None of the Issuer, the Guarantors or any of their subsidiaries is now, and after sale of the Notes to be sold by the Issuer hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ll)            To the Issuer’s and the Guarantors’ knowledge, the Issuer, the Guarantors, their subsidiaries, the Properties and the operations conducted thereon comply and heretofore have complied with all applicable Environmental Laws, and no expenditures are required to maintain or achieve such compliance, except as disclosed in environmental site assessment reports obtained by the Issuer or the Guarantors on or before the date hereof in connection with the purchase of any of the Properties or in a written summary maintained by the Issuer or the Guarantors of the status of ongoing environmental projects at the Properties, each of which have been directly provided to the Underwriters or their counsel (collectively, the “Environmental Reports”) and except for those circumstances that have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(mm)        None of the Issuer, the Guarantors or any of their subsidiaries has at any time and, to the Issuer’s and the Guarantors’ knowledge, no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as defined below) on, to, under or from the Properties, except as disclosed in Environmental Reports, the Registration Statement, the Disclosure Package and the Prospectus and except for those circumstances that have not had or would reasonably be expected to have a Material Adverse Effect. None of the Issuer, the Guarantors or any of their subsidiaries intends to use the Properties or any subsequently acquired properties for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials; provided, however, the tenants of the Issuer and the Guarantors may use Properties for their intended purpose, which may involve the handling, storing and transporting of Hazardous Materials.

To the Issuer’s and the Guarantors’ knowledge, no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into any surface water, groundwater, soil, air or other media on or adjacent to the Properties has occurred, is occurring or is reasonably expected to occur, except as is disclosed in the Environmental Reports or the Registration Statement, the Disclosure Package and the Prospectus, and except for those circumstances that would not reasonably be expected to have a Material Adverse Effect.

None of the Issuer, the Guarantors or any of their subsidiaries has received written notice from any Governmental Authority or other person of, or has knowledge of, any occurrence or circumstance which, with notice, passage of time, or failure to act, would give rise to any claim against the Issuer, the Guarantors or any of their subsidiaries under or pursuant to any Environmental Law or under common law pertaining to Hazardous Materials on or originating from the existing Properties or any act or omission of any party with respect to the existing Properties, except as disclosed in the Environmental Reports, or the Registration Statement, the Disclosure Package and the Prospectus and except for those circumstances that would not reasonably be expected to have a Material Adverse Effect.

To the Issuer’s and the Guarantors’ knowledge, none of the Properties is included or proposed for inclusion on any federal, state, or local lists of sites which require or might require environmental cleanup, including, but not limited to, the National Priorities List or CERCLIS List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or any analogous state list, except as is disclosed in the Environmental Reports or the Registration Statement, the Disclosure Package and the Prospectus and except for those circumstances that would not reasonably be expected to have a Material Adverse Effect.

In the ordinary course of its business, the Parent periodically reviews the effect of Environmental Laws on the business, operations and properties of the Parent and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Parent has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos, polychlorinated biphenyls (“PCBs”), petroleum products and by-products and substances defined or listed as “hazardous substances,” “toxic substances,” “hazardous waste,” or “hazardous materials” in any Federal, state or local Environmental Law.

As used herein, “Environmental Law” shall mean all laws, common law duties, regulations or ordinances (including any orders or agreements) of any Federal, state or local governmental authority having or claiming jurisdiction over any of the Properties (a “Governmental Authority”) that are designed or intended to protect the public health and the environment or to regulate the handling of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) (“CERCLA”), the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.), and the Clean Air Act, as amended (42 U.S.C. Section 7401 et seq.), and any and all analogous state or local laws.

(nn)         Commencing with its taxable year ended December 31, 1994, the Parent has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Parent’s current and proposed method of operations as described in the Registration Statement, the Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2020 and thereafter. No transaction or other event has occurred, and none of the Issuer, the Guarantors, or any of their subsidiaries has taken any action, that would reasonably be expected to cause the Parent not to be able to qualify as a REIT for its taxable year ending December 31, 2020 or future taxable years.

(oo)         The Issuer, the Guarantors and each of their subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and the value of their properties. All policies of insurance and fidelity or surety bonds insuring the Issuer, the Guarantors or any of their subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Issuer, the Guarantors and each of their subsidiaries are in compliance with the terms of such policies and instruments in all material respects and there are no claims by the Issuer, the Guarantors or any of their subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except as would not reasonably be expected to have a Material Adverse Effect. None of the Issuer, the Guarantors or any of their subsidiaries has been refused any insurance coverage sought or applied for, and the Company does not have any reason to believe that the Issuer, the Guarantors and each of their subsidiaries will not be able to renew its respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not reasonably be expected to have a Material Adverse Effect.

(pp)         The Issuer, the Guarantors and their subsidiaries have title insurance on each of the Properties owned in fee simple in amounts at least equal to the cost of acquisition of such property; with respect to an uninsured loss on any of the Properties, the title insurance shortfall would not reasonably be expected to have a Material Adverse Effect.

(qq)         Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or pursuant to the terms of the indebtedness described therein), no subsidiary of the Issuer or any Guarantor is currently prohibited, directly or indirectly, from paying any dividends to the Issuer or any Guarantor, from making any other distribution on such subsidiary’s capital stock, from repaying to the Issuer or any Guarantor any loans or advances to such subsidiary from the Issuer or any Guarantor, or, except for subsidiaries that are not Subsidiary Guarantors and that own properties encumbered by mortgage debt as of the date hereof, from transferring any of such subsidiary’s assets or property to the Issuer or any Guarantor, or any other subsidiary of the Issuer or any Guarantor.

(rr)           There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Issuer of the Notes.

(ss)          Each of the Issuer, the Guarantors and their subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Issuer, the Guarantors and their subsidiaries are eligible to participate. Each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. None of the Issuer, the Guarantors or any of their subsidiaries has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(tt)           The Parent’s authorized capitalization is as set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(uu)         The Notes will rank on a parity with all unsecured indebtedness of the Issuer (other than subordinated indebtedness of the Issuer) that is outstanding on the date hereof or that may be incurred hereafter, and senior to all subordinated indebtedness of the Issuer that is outstanding on the date hereof or that may be incurred hereafter.

(vv)         The statistical and market related data included in the Registration Statement, the Disclosure Package, and the Prospectus are based on or derived from sources the Issuer and the Guarantors believe to be reliable and accurate as of the respective dates of such documents, and the Issuer and the Guarantors have obtained the written consent to the use of such data from such sources to the extent required.

(ww)        Each of the independent directors (or independent director nominees, once appointed, if applicable) named in the Registration Statement, the Disclosure Package and Prospectus satisfies the independence standards established by NYSE and, with respect to members of the Company’s audit committee, the enhanced independence standards contained in Rule 10A-3(b)(1) promulgated by the Commission under the Exchange Act.

(xx)           None of the Issuer nor the Guarantors is required to register as a “broker” or “dealer” in accordance with the provisions of the rules and the Exchange Act and does not, directly or indirectly through one or more intermediaries, control or have any other association with (within the meaning of Article I of the Bylaws of the Financial Industry Regulatory Authority (“FINRA”)) any member firm of FINRA. No relationship, direct or indirect, exists between or among the Issuer or the Guarantors, on the one hand, and the directors, officers or stockholders of the Issuer or the Guarantors, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement, the Disclosure Package and the Prospectus, which is not so described.

(yy)         Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (i) none of the Issuer, the Guarantors or any of their subsidiaries has any material lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter; and (ii) the Issuer does not intend to use any of the proceeds from the sale of the Notes by the Issuer hereunder to reduce or retire the balance of any loan or credit facility extended by any affiliate of any Underwriter.

(zz)           To the Issuer’s and the Guarantors’ knowledge, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: there has been no security breach, incident, or other compromise of the Issuer’s, the Guarantors’ or any of their subsidiaries’ information computer systems, networks, and databases (including, without limitation, the personal data and information of their respective customers, employees, suppliers and vendors and any third party data maintained, processed or stored by the Issuer, the Guarantors and each of their subsidiaries, (collectively, “IT Systems and Data”); neither the Issuer, the Guarantors nor any of their subsidiaries have been notified of, or have knowledge of any event or condition that would reasonably be expected to result in, any security breach, incident or other compromise to their IT Systems and Data; the Issuer, the Guarantors and each of their subsidiaries have implemented appropriate physical, technological and administrative controls designed to maintain and protect the integrity, confidentiality and availability of their IT Systems and Data, taking into account the nature, sensitivity and use of such IT Systems and Data, or as required by applicable regulatory standards in all respects; and the Issuer, the Guarantors and each of their subsidiaries are presently in compliance with all applicable laws or statutes, applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Issuer, the Guarantors or any of their subsidiaries and internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

7.             Indemnification and Contribution.

(a)            The Issuer and the Guarantors, jointly and severally, agree to indemnify and hold harmless the Underwriters, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls the Underwriters, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof (including the Rule 430B Information), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statement therein not misleading; (ii) arise out of or are based upon any untrue statement or alleged untrue statement of material fact included in any Preliminary Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereof) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Issuer and the Guarantors, jointly and severally, agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer and the Guarantors will not be liable in any such case arising in connection with this Section 7 to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriters Content. This indemnity agreement will be in addition to any liability, which the Issuer and the Guarantors may otherwise have.

(b)            Each Underwriter severally agrees to indemnify and hold harmless the Issuer and each of its directors, the Guarantors and each of the Issuer’s and the Guarantors’ officers who signs the Registration Statement, and each person who controls the Issuer or such Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Issuer and the Guarantors to the Underwriters, but only with reference to the Underwriters Content.

(c)            Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party: (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties, except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall in writing authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event will the indemnifying parties be liable for the fees, costs or expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise, or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to, or insufficient to hold harmless, an indemnified party for any reason, the Issuer and the Guarantors, on the one hand, and the Underwriters, on the other, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Issuer, the Guarantors and the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors, on the one hand, and by the Underwriters, on the other, from the offering of the Notes; provided, however, that in no case shall the Underwriters be responsible for any amount in excess of the underwriting discount or commission applicable to the Notes purchased by the Underwriters hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer and the Guarantors and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer and the Guarantors, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuer and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things: (i) whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer or a Guarantor, on the one hand, or the Underwriters, on the other; (ii) the intent of the parties and their relative knowledge; (iii) access to information; and (iv) the opportunity to correct or prevent such untrue statement or omission. The Issuer, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as the Underwriters, and each person who controls the Issuer or a Guarantor within the meaning of either the Act or the Exchange Act, each officer of the Issuer or a Guarantor who shall have signed the Registration Statement and each director of the Issuer or a Guarantor shall have the same rights to contribution as the Issuer or such Guarantor, as applicable, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Notes set forth opposite their respective names in Schedule I hereto and not joint.

8.             Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase the Notes hereunder are subject to the following conditions:

(a)            (i) The Prospectus and any supplement thereto have been filed in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); and any material required to be filed by the Issuer or the Guarantors pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 and (ii) any request of the Commission for additional information (to be included in the Registration Statement, the Disclosure Package or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives.

(b)            Subsequent to the Applicable Time, or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto), the Disclosure Package and the Prospectus (exclusive of any amendment thereof), there shall not have occurred any event or development relating to or involving the Issuer and the Guarantors and their subsidiaries or any officer or director of the Issuer or the Guarantors and their subsidiaries which makes any statement made in the Disclosure Package or the Prospectus untrue or which, in the opinion of the Issuer and its counsel or the Representatives and counsel to the Underwriters, requires the making of any addition to or change in the Disclosure Package in order to state a material fact required by the Act or any other law to be stated therein, or necessary in order to make the statements therein not misleading, if amending or supplementing the Disclosure Package to reflect such event or development would, in the opinion of the Representatives, adversely affect the market for the Notes.

(c)            The Representatives shall have received on the Closing Date an opinion and negative assurance letter of Honigman LLP, counsel for the Issuer and the Guarantors other than Agree St Petersburg, LLC, dated as of such date and addressed to the Representatives, to the effect set forth on Exhibit A.

(d)            The Representatives shall have received on the Closing Date an opinion and negative assurance letter of Hunton Andrews Kurth LLP, counsel for the Underwriters, dated as of such date and addressed to the Representatives with respect to such matters as the Representatives may request.

(e)            The Representatives shall have received on the Closing Date (i) an opinion of Ballard Spahr LLP, Maryland counsel for the Parent, to the effect set forth on Exhibit B and (ii) an opinion of Lewis Brisbois Bisgaard & Smith LLP, Florida counsel for Agree St Petersburg, LLC, to the effect set forth on Exhibit C, each dated as of such date and addressed to the Representatives.

(f)             The Representatives shall have received letters addressed to the Underwriters and dated as of the date hereof and the Closing Date from Grant Thornton LLP, an independent registered public accounting firm, substantially in the form heretofore approved by the Representatives; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three (3) Business Days prior to the Closing Date.

(g)            (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Issuer or the Guarantors, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Issuer and the Guarantors nor any material increase in the short-term or long-term debt (including any off-balance sheet activities or transactions) of the Issuer and the Guarantors and their subsidiaries (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement, the Disclosure Package and Prospectus (or any amendment or supplement thereto), any Material Adverse Effect; (iv) the Issuer and the Guarantors and their subsidiaries shall not have any liabilities or obligations (financial or other), direct or contingent (whether or not in the ordinary course of business), that are material to the Issuer or the Guarantors or their subsidiaries, other than those reflected in the Registration Statement or the Disclosure Package and the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Issuer and the Guarantors contained in this Agreement shall be true and correct at and as of the Applicable Time and on and as of the Closing Date, as if made at and as of such time or on and as of such date, and the Representatives shall have received a certificate, dated the Closing Date, and signed by either the chief executive officer or chief operating officer and the chief financial officer or similar officer of the Parent on behalf of the Parent, the Issuer and each Subsidiary Guarantor (or such other officers as are acceptable to the Representatives), to the effect set forth in this Section 8(g) and in Section 8(h) hereof.

(h)            The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder, at or prior to the Closing Date.

(i)             The Representatives shall have received a certificate, dated the date hereof and the Closing Date, signed by the chief financial officer or similar officer of the Parent on behalf of the Parent, the Issuer and each Subsidiary Guarantor, in form and substance reasonably satisfactory to the Representatives, certifying to the accuracy of certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus.

(j)             Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Issuer’s or the Parent’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k)            The Issuer and the Guarantors shall have furnished or caused to be furnished to the Representatives such further certificates and documents as the Representatives shall have reasonably requested.

Any certificate or document signed by any officer of the Parent on behalf of the Issuer or any Guarantor and delivered to the Representatives, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Issuer or such Guarantor, as the case may be, to the Underwriters as to the statements made therein.

If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled by the Representatives at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

With respect to the Closing Date, the documents required to be delivered by this Section 8 shall be delivered at the offices of Hunton Andrews Kurth LLP, Attention: David C. Wright, counsel for the Underwriters, at Riverfront Plaza, East Tower, 951 Byrd Street, Richmond, Virginia 23219 on or prior to such date.

9.             Expenses. The Issuer agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Issuer and the Guarantors of their obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Preliminary Prospectus, if any, the Prospectus, each Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp or other taxes in connection with the original issuance and sale of the Notes; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental blue sky memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (v) the registration or qualification of the Notes for offer and sale under the securities or blue sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental blue sky memoranda and such registration and qualification); (vi) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.; (vii) the transportation and other expenses incurred by or on behalf of representatives of Issuer and the Guarantors in connection with presentations to prospective purchasers of the Notes; (viii) the fees and expenses of the Issuer’s and the Guarantors’ accountants and counsel (including local and special counsel) for the Issuer and the Guarantors.

10.           Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Representatives, without liability on the part of the Underwriters to the Issuer or the Guarantors, by notice to the Issuer, if, prior to the Closing Date: (i) there shall have occurred any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business, prospects, properties, net worth, or results of operations of the Issuer or the Parent and their subsidiaries, whether or not arising from transactions in the ordinary course of business, except as specifically addressed in the Registration Statement, the Disclosure Package or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the effect of which, in the sole judgment of the Representatives, is so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Registration Statement (exclusive of any amendments thereto), the Disclosure Package and the Prospectus (exclusive of any supplement thereto); (ii) there shall have occurred any downgrading in the rating of any debt securities or preferred stock of the Issuer or the Parent by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Issuer or the Parent (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) trading in the Parent’s common stock or outstanding preferred stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE or the Nasdaq Stock Market shall have been suspended or materially limited; (iv) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities; (v) the Issuer or the Parent or any of their subsidiaries shall have sustained a substantial loss by fire, flood, accident or other calamity which renders it impracticable, in the reasonable judgment of the Representatives, to consummate the sale of the Notes and the delivery of the Notes by the Underwriters at the initial public offering price; or (vi) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to commence or continue the offering as contemplated by the Registration Statement (exclusive of any amendments thereto), the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Notice of such termination may be given to the Issuer by electronic transmission or by telephone and shall be subsequently confirmed by letter.

11.          Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date to purchase the Notes that it or they are obligated to purchase under this Agreement (the “Defaulted Notes”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24 -period, then:

(a)            if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)            if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either (i) the Representatives or (ii) the Issuer shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

12.           Information Furnished by the Underwriters. The Issuer hereby acknowledges that the only information that the Underwriters have furnished to the Issuer expressly for use in the Registration Statement, the Disclosure Package or the Prospectus are (a) the names of the Underwriters appearing in the table immediately below the first paragraph, (b) the second and third sentences of the fourth paragraph, (c) the second sentence of the fifth paragraph and (d) the first, second and third sentences of the sixth paragraph, in each case under the heading “Underwriting” in such documents (collectively, the “Underwriters Content”).

13.           Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuer, the Guarantors or any of their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Issuer, the Guarantors or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 5(k), 7 and 9 hereof shall survive the termination or cancellation of this Agreement.

14.           Absence of Fiduciary Relationship. Each of the Issuer and the Guarantors acknowledges and agrees that:

(a)            each of the Underwriters has been retained solely to act as an underwriter in connection with the sale of the Notes and that no fiduciary, advisory or agency relationship between the Issuer and the Guarantors and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the process leading thereto, irrespective of whether the Underwriters have advised or any of them is advising the Issuer and the Guarantors on other matters;

(b)            the price of the Notes set forth in this Agreement was established by the Issuer following discussions and arm’s-length negotiations with the Underwriters, and the Issuer is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)            it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Issuer and the Guarantors and that no Underwriter has an obligation to disclose such interests and transactions to the Issuer and the Guarantors by virtue of any fiduciary, advisory or agency relationship; and

(d)            it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty.

15.           Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or sent by electronic transmission to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Facsimile: (646) 291-1469, Attention: General Counsel; Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Email: tmgcapitalmarkets@wellsfargo.com; or, if sent to the Issuer, will be mailed, delivered, telefaxed or sent by electronic transmission to the office of the Issuer at 70 E. Long Lake Road, Bloomfield, Michigan 48304 (facsimile: 248-737-9110), Attention: Clayton Thelen, Email: cthelen@agreerealty.com.

16.           Recognition of the U.S. Special Resolution Regimes.

(a)              In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)             In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 16: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.              Successors. This Agreement has been made solely for the benefit of the Underwriters, the Issuer, the Guarantors, their directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from the Underwriters of any of the Notes in his status as such purchaser.

18.              Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer, the Guarantors and the Underwriters, or any of them, with respect to the subject matter hereof.

19.              Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

20.              Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.              Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

22.              Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

23.              Research Analyst Independence. Each of the Issuer and the Guarantors acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their investment banking divisions and are subject to certain regulations and internal policies, and that Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Issuer or any Guarantor and/or the offering that differ from the views of their respective investment banking divisions. Each of the Issuer and the Guarantors hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer or any Guarantor may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuer or a Guarantor by Underwriters’ investment banking divisions. Each of the Issuer and the Guarantors acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Issuer or any Guarantor and any other companies that may be the subject of the transactions contemplated by this Agreement.

24.              Duties. Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The parties hereto undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the parties hereto with respect to the Notes shall be determined solely by the express provisions of this Agreement, and the parties hereto shall not be liable except for the performance of such duties and obligations with respect to the Notes as are specifically set forth in this Agreement. Each of the Issuer and the Guarantors acknowledges that the Underwriters disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’ performance of their duties and obligations expressly set forth herein.

25.              Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated:

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Rule 158,” “Rule 164,” “Rule 172,” “Rule 173,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430A,” “Rule 430B,” “Rule 430C,” “Rule 433” and “Rule 436” refer to such rules under the Act.

[Signature page follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us this letter, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer, each Guarantor and the Underwriters.

Very truly yours,

AGREE LIMITED PARTNERSHIP

By:	AGREE REALTY CORPORATION, its General Partner

By:	/s/ Joel N. Agree
Name:	Joel N. Agree
Title:	President and Chief Executive Officer

AGREE REALTY CORPORATION

By:	/s/ Joel N. Agree
Name:	Joel N. Agree
Title:	President and Chief Executive Officer

[Signature Page to the Underwriting Agreement]

AGREE 117 MISSION, LLC
AGREE 2016, LLC
AGREE CENTRAL, LLC
AGREE COLUMBIA SC, LLC
AGREE CONVENIENCE NO. 1, LLC
AGREE CW, LLC
AGREE DT JACKSONVILLE NC, LLC
AGREE FARMINGTON NM, LLC
AGREE GRANDVIEW HEIGHTS OH, LLC
AGREE GREENWICH CT, LLC
AGREE LEBANON NH, LLC
AGREE MCW, LLC
AGREE ONAWAY MI, LLC
AGREE ORANGE CT, LLC
AGREE OXFORD COMMONS AL, LLC
AGREE SB, LLC
AGREE SECAUCUS NJ, LLC
AGREE SHELF ES PA, LLC
AGREE SHELF PA, LLC
AGREE SOUTHFIELD, LLC
AGREE ST PETERSBURG, LLC
AGREE STORES, LLC
AGREE TK, LLC
MT. PLEASANT SHOPPING CENTER, L.L.C.
PACHYDERM CHATTANOOGA TN, LLC
PACHYDERM MARIETTA GA, LLC
PACHYDERM MYRTLE BEACH SC, LLC
PACHYDERM PHILADELPHIA PA, LLC
PACHYDERM PROPERTIES, LLC
PACHYDERM RIVERDALE GA, LLC
PACHYDERM WAITE PARK MN, LLC
PAINT PA, LLC

By:	AGREE LIMITED PARTNERSHIP, its Sole Member

By:	AGREE REALTY CORPORATION, its General Partner

By:	/s/ Joel N. Agree
Name: Joel N. Agree
Title: President and Chief Executive Officer

[Signature Page to the Underwriting Agreement]

Accepted and agreed to as of the date first above written:

For themselves and as Representatives of the

several Underwriters named in Schedule I hereto.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner

Name: Adam D. Bordner

Title: Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley

Name: Carolyn Hurley

Title: Director

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Name of Underwriter	Principal Amount of Notes to be Purchased
Citigroup Global Markets Inc.	$105,000,000
Wells Fargo Securities, LLC	$105,000,000
Jefferies LLC	$35,000,000
Capital One Securities, Inc.	$13,125,000
J.P. Morgan Securities LLC	$13,125,000
Mizuho Securities USA LLC	$13,125,000
Raymond James & Associates, Inc.	$13,125,000
Regions Securities LLC	$13,125,000
Stifel, Nicolaus & Company, Incorporated	$13,125,000
Truist Securities, Inc.	$13,125,000
U.S. Bancorp Investments, Inc.	$13,125,000
Total	$350,000,000

Schedule I-1

SCHEDULE II

FREE WRITING PROSPECTUSES INCLUDED IN THE DISCLOSURE PACKAGE

(i)               Final Term Sheet, attached as Schedule II-A hereto

(ii)              Electronic Roadshow Presentation

Schedule II-1

SCHEDULE II-A

Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-238729
Relating to Preliminary Prospectus Supplement
Dated August 12, 2020 to Prospectus Dated May 27, 2020

Agree Limited Partnership

$350,000,000 2.900% Notes due 2030 (the “Notes”)

August 12, 2020

Pricing Term Sheet

Issuer:	Agree Limited Partnership
Guarantors:	Agree Realty Corporation, the sole general partner of Agree Limited Partnership, and certain of Agree Limited Partnership’s existing and future subsidiaries
Security Title:	2.900% Notes due 2030
Expected Ratings (Moody’s / S&P)*:	Baa2 (Stable) / BBB (Stable)
Aggregate Principal Amount:	$350,000,000
Stated Maturity Date:	October 1, 2030
Public Offering Price:	99.927% of the principal amount
Coupon (Interest Rate):	2.900% per annum
Yield to Maturity:	2.908%
Benchmark Treasury:	UST 0.625% due May 15, 2030
Benchmark Treasury Price and Yield:	99-22 / 0.658%
Spread to Benchmark Treasury:	+225 basis points
Interest Payment Dates:	April 1 and October 1 of each year, beginning on April 1, 2021
Optional Redemption:

•      Prior to July 1, 2030 (three months prior to the Stated Maturity Date of the Notes), “make-whole” call at T+35 basis points (calculated as though the actual Stated Maturity Date of the Notes was July 1, 2030)

•      On or after July 1, 2030 (three months prior to the Stated Maturity Date of the Notes), par call

CUSIP / ISIN:	008513 AA1 / US008513AA19
Trade Date:	August 12, 2020
Settlement Date:	August 17, 2020 (T+3); under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes before the second business day prior to the Settlement Date will be required, by virtue of the fact that the Notes initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors with respect to these matters.

Schedule II-A-1

Joint Book-Running Managers:	Citigroup Global Markets Inc. Wells Fargo Securities, LLC Jefferies LLC
Co-Managers:

Capital One Securities, Inc.

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

Raymond James & Associates, Inc.

Regions Securities LLC

Stifel, Nicolaus & Company, Incorporated

Truist Securities, Inc.

U.S. Bancorp Investments, Inc.

*       Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuer has filed a registration statement and a prospectus with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus and the related preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the underwriters can arrange to send you the prospectus and related preliminary prospectus supplement if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146 or Wells Fargo Securities, LLC toll-free at 1-800-645-3751. This information does not purport to be a complete description of these securities or the offering. Please refer to the preliminary prospectus supplement for a complete description of the securities. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Schedule II-A-2

SCHEDULE III

LIST OF SUBSIDIARIES AND JOINT VENTURES

The name of each entity that is a Subsidiary Guarantor appears in bold font with an asterisk:

Name	Jurisdiction of Organization	Foreign Qualification
2355 Jackson Avenue, LLC	Michigan
ACCP Maryland, LLC	Delaware
ADC Express, LLC	Michigan
Agree 117 Mission, LLC*	Michigan
Agree 2016, LLC*	Delaware	Alabama
Florida
Georgia
Michigan
North Carolina
South Carolina
Tennessee
Texas
Agree Apopka FL. LLC	Delaware	Florida
Agree Baton Rouge LA LLC	Louisiana
Agree Beecher, LLC	Michigan
AGREE BELTON MO LLC	Delaware	Missouri
Michigan
Agree Bristol & Fenton Project, LLC	Michigan
Agree Central, LLC*	Delaware	Arkansas
Illinois
Indiana
Iowa
Michigan
Minnesota
Ohio
Oklahoma
Pennsylvania
South Dakota
Wisconsin
Agree - Columbia Crossing Project, LLC	Michigan
Agree Columbia SC, LLC*	Delaware	South Carolina
Agree Construction Management, LLC	Delaware	California
Agree Convenience No. 1, LLC*	Delaware	Illinois
Kansas
Missouri
New York
Texas
Ohio

Schedule III-1

Name	Jurisdiction of Organization	Foreign Qualification
West Virginia
Agree Corunna, LLC	Michigan
Agree CW, LLC*	Delaware	Kentucky
Michigan
Texas
Agree Dallas Forest Drive, LLC	Texas
Agree Development, LLC	Delaware
Agree DT Jacksonville NC, LLC*	Delaware	North Carolina
Agree Farmington NM, LLC*	Delaware	New Mexico
Agree Fort Walton Beach, LLC	Florida
Agree Fort Worth TX, LLC	Delaware	Texas
Agree Grandview Heights OH, LLC*	Delaware	Ohio
AGREE GREENWICH CT, LLC*	Delaware	Connecticut
Agree Lebanon NH, LLC*	Delaware	New Hampshire
Agree Lejune Springfield IL, LLC	Illinois
Agree Limited Partnership	Delaware	Alabama
Arizona
Arkansas
California
Colorado
Connecticut
Florida
Georgia
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maryland
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma

Schedule III-2

Name	Jurisdiction of Organization	Foreign Qualification
Oregon
Pennsylvania
South Carolina
South Dakota
Tennessee
Texas
Utah
Virginia
Washington
West Virginia
Wisconsin
Agree Littleton CO LLC	Delaware	Colorado
Agree M-59 LLC	Michigan
Agree Madison AL, LLC	Michigan	Alabama
Agree Marietta, LLC	Georgia
Agree MCW, LLC*	Delaware	Iowa

New Mexico
Agree Onaway MI, LLC*	Delaware	Michigan
Agree Orange CT, LLC*	Delaware	Connecticut
Agree Oxford Commons AL, LLC*	Delaware	Alabama
Agree Plainfield LLC	Michigan	Indiana
AGREE PORT ST. JOHN, LLC	Delaware	Florida
Agree Rancho Cordova I, LLC	California
Agree Realty Services, LLC	Delaware	Michigan
Georgia
Agree Roseville CA, LLC	California
Agree SB, LLC*	Delaware	Alabama
Indiana
Kentucky
Ohio
Georgia
North Carolina
Tennessee
Texas
Agree Secaucus NJ, LLC*	Delaware	New Jersey
Agree Shelf ES PA, LLC*	Delaware	Pennsylvania
Agree Shelf PA, LLC*	Delaware	Pennsylvania
Agree Southfield LLC*	Michigan
Agree Spring Grove, LLC	Illinois
Agree St. Augustine Shores, LLC	Delaware	Florida
Agree St Petersburg, LLC*	Florida
Agree Stores, LLC*	Delaware	Alabama
Arizona
California
Colorado

Schedule III-3

Name	Jurisdiction of Organization	Foreign Qualification
Connecticut
Florida
Georgia
Illinois
Indiana
Kansas
Kentucky
Louisiana
Maryland
Massachusetts
Michigan
Minnesota
Missouri
Nevada
New Hampshire
New Jersey
New York
North Carolina
Ohio
Pennsylvania
South Carolina
Tennessee
Texas
Virginia
West Virginia
Wisconsin
Agree Tallahassee, LLC	Florida
Agree TK, LLC*	Delaware	Illinois
Agree Upland CA, LLC	Delaware	California
Agree Walker, LLC	Michigan
Agree Wallingford CT, LLC	Delaware	Connecticut
Agree Wawa Baltimore, LLC	Maryland
Agree Wichita Falls TX LLC	Texas
Agree Wilmington, LLC	North Carolina
AMCP Germantown, LLC	Delaware
Ann Arbor Store No 1, LLC	Delaware
Boynton Beach Store No. 150, LLC	Delaware
DD 71, LLC	Delaware
Lawrence Store No. 203 L.L.C.	Delaware	Kansas
Lunacorp, LLC	Delaware	Virginia
Mt. Pleasant Shopping Center LLC*	Michigan
Nesor Realty Ventures LLC (J&B One LLC)	Florida
Oklahoma City Store No. 151, LLC	Delaware
Omaha Store No. 166, LLC	Delaware
Pachyderm Chattanooga TN, LLC*	Delaware	Tennessee

Schedule III-4

Name	Jurisdiction of Organization	Foreign Qualification
Pachyderm Chicago IL, LLC	Delaware	Domestic Representation (Limited Liability Company)
Pachyderm Marietta GA, LLC*	Delaware	Georgia
Pachyderm Myrtle Beach SC, LLC*	Delaware	South Carolina
Pachyderm Philadelphia PA, LLC*	Delaware	Pennsylvania
Pachyderm Properties, LLC*	Delaware	Alabama
Arkansas
Colorado
Connecticut
Florida
Georgia
Illinois
Indiana
Kentucky
Louisiana
Maryland
Massachusetts
Minnesota
Mississippi
Missouri
New Hampshire
New Jersey
New York
North Carolina
Ohio
Oklahoma
Rhode Island
South Carolina
Tennessee
Texas
Virginia
Washington
Wisconsin
Pachyderm Properties II, LLC	Delaware
Pachyderm Riverdale GA, LLC*	Delaware	Georgia
Pachyderm Waite Park MN, LLC*	Delaware	Minnesota
Paint PA, LLC*	Delaware	Pennsylvania

Phoenix Drive, LLC	Delaware

Joint Ventures

None

Schedule III-5

SCHEDULE IV

MATERIAL AGREEMENTS

1.	Amended and Restated Registration Rights Agreement, dated July 8, 1994 by and among the Agree Realty Corporation, Richard Agree, Edward Rosenberg and Joel Weiner

2.	First Amended and Restated Agreement of Limited Partnership of Agree Limited Partnership, dated as of April 22, 1994, as amended, by and among the Agree Realty Corporation, Richard Agree, Edward Rosenberg and Joel Weiner

3.	Second Amendment to First Amended and Restated Agreement of Limited Partnership of Agree Limited Partnership, dated as of March 20, 2013

4.	First Amendment and Joinder, dated December 15, 2016, to the Term Loan Agreement dated July 1, 2016, among Agree Limited Partnership, Capital One and the other lenders party thereto

5.	Amended Employment Agreement, dated July 1, 2014, by and between the Company and Richard Agree

6.	Amended Employment Agreement, dated July 1, 2014, by and between the Company and Joey Agree

7.	Letter Agreement of Employment dated April 5, 2010 between Agree Limited Partnership and Laith Hermiz

8.	Employment Agreement, dated October 20, 2017, between Agree Realty Corporation and Clayton R. Thelen

9.	Agree Realty Corporation Profit Sharing Plan

10.	Agree Realty Corporation 2014 Omnibus Incentive Plan

11.	Form of Restricted Stock Agreement under the Agree Realty Corporation 2014 Omnibus Incentive Plan

12.	Form of Performance Share Award Agreement under the Agree Realty Corporation 2014 Omnibus Incentive Plan

13.	Form of Performance Unit Award Notice under the Agree Realty Corporation 2014 Omnibus Incentive Plan

14.	Agree Realty Corporation 2017 Executive Incentive Plan, dated February 16, 2017

15.	Note Purchase Agreement, by Agree Limited Partnership dated May 28, 2015

16.	Note Purchase Agreement, dated July 28, 2016, by and among Agree Realty Corporation, Agree Limited Partnership, Teachers Insurance and Annuity Association of America, The Guardian Life Insurance Company of America and Advantus Capital Management, Inc.

Schedule IV-1

17.	Term Loan Agreement dated July 1, 2016, among Agree Limited Partnership, Capital One, National Association and the other lenders party thereto

18.	Second Amendment to Term Loan Agreement dated November 2, 2018, among Agree Limited Partnership, Capital One, National Association, and the other lenders party thereto

19.	Note Purchase Agreement, dated as of August 3, 2017, among Agree Limited Partnership, Agree Realty Corporation and the purchasers named therein

20.	Uncommitted Master Note Facility, dated as of August 3, 2017, among Agree Limited Partnership, Agree Realty Corporation and Teachers Insurance and Annuity Associate of America (“TIAA”) and each TIAA Affiliate (as defined therein)

21.	First Supplement to Uncommitted Master Note Facility, dated as of September 26, 2018, among Agree Limited Partnership, Agree Realty Corporation and TIAA

22.	Uncommitted Master Note Facility, dated as of August 3, 2017, among Agree Limited Partnership, Agree Realty Corporation and AIG Asset Management (U.S.), LLC (“AIG”) and each AIG Affiliate (as defined therein)

23.	First Supplement to Uncommitted Master Note Facility, dated as of September 26, 2018, among Agree Limited Partnership, Agree Realty Corporation, AIG and the institutional investors named therein

24.	Increase Agreement, dated July 18, 2018 among Agree Limited Partnership, as the Borrower, the Company, as the parent, PNC Bank, National Association and the other lender parties thereto

25.	Form of Revolving Note under the Increase Agreement dated July 18, 2018

26.	Term Loan Agreement, dated December 27, 2018, by and among Agree Limited Partnership, Agree Realty Corporation, PNC Bank, National Association and the other lenders party thereto

27.	Guaranty, dated as of December 27, 2018, by and among Agree Realty Corporation and each of the subsidiaries of Agree Limited Partnership party thereto

28.	Reimbursement Agreement, dated as of November 18, 2014, by and between the Company and Richard Agree

29.	Note Purchase Agreement, dated as of June 14, 2019, among Agree Limited Partnership, Agree Realty Corporation and the purchasers named therein.

30.	First Amendment to Term Loan Agreement, dated May 6, 2019, by and among Agree Limited Partnership, Agree Realty Corporation, PNC Bank, National Association and the other lenders party thereto.

31.	Second Amendment to Term Loan Agreement, dated as of December 5, 2019, by and among Agree Limited Partnership, Agree Realty Corporation, PNC Bank, National Association and the other lenders party thereto

Schedule IV-2

32.	Third Amendment to Term Loan Agreement, dated May 6, 2019, by and among Agree Limited Partnership, Agree Realty Corporation, Capital One, National Association and the other lenders party thereto

33.	Second Amended and Restated Revolving Credit and Term Loan Agreement, dated December 5, 2019, among the Company, the Borrower, PNC Bank and the other lenders party thereto.

34.	Fourth Amendment to Term Loan Agreement, dated December 5, 2019, among Agree Limited Partnership, Agree Realty Corporation, Capital One, National Association and the other lenders party thereto.

35.	Second Amendment to Term Loan Agreement, dated December 5, 2019, among Agree Limited Partnership, Agree Realty Corporation, PNC Bank, National Association and the other lenders party thereto.

36.	Summary of Material Terms of Compensation Arrangement with Danielle M. Spehar (effective December 7, 2019).

37.	Agree Realty Corporation 2020 Omnibus Incentive Plan

38.	Form of Restricted Stock Agreement under Agree Realty Corporation 2020 Omnibus Incentive Plan

39.	Form of Performance Unit Agreement under the Agree Realty Corporation 2020 Omnibus Incentive Plan

Schedule IV-3

Exhibit A

FORM OF OPINION OF HONIGMAN LLP

Exhibit A-1

EXHIBIT B

FORM OF OPINION OF BALLARD SPAHR LLP

Exhibit B-1

EXHIBIT C

FORM OF OPINION OF LEWIS BRISBOIS BISGAARD & SMITH LLP

Exhibit C-1